Exhibit 4.39

EXECUTION COPY

STUDIO CITY FINANCE LIMITED

as Issuer

and

THE SUBSIDIARY GUARANTORS AS SPECIFIED HEREIN

US$825,000,000

8.500% Senior Notes due 2020

PURCHASE AGREEMENT

9/F, Central Tower

28 Queen’s Road Central

Hong Kong

PURCHASE AGREEMENT

November 16, 2012

Each of the institutions named in Schedule A hereto

(each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”)

Ladies and Gentlemen:

Studio City Finance Limited, a BVI business company with limited liability incorporated under the laws of the British Virgin Islands (the “Issuer”), confirms its agreement with the Initial Purchasers with respect to the issuance and sale by the Issuer and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of US$825,000,000 aggregate principal amount of the Issuer’s 8.500% Senior Notes due 2020 (the “Notes”), subject to the terms and conditions set forth in this purchase agreement (this “Agreement”). The Notes are to be issued pursuant to an indenture (the “Indenture”), dated as of the Closing Date (as defined below), among the Issuer, DB Trustees (Hong Kong) Limited, as trustee (the “Trustee”) and the existing subsidiaries of the Issuer listed on Schedule B hereto (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”).

The Issuer’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be jointly, severally and unconditionally guaranteed on a senior basis by each of the Subsidiary Guarantors pursuant to the Indenture. Under the terms of an escrow agreement (the “Escrow Agreement”) to be entered into on the Closing Date (as defined below) between the Issuer and Bank of China Limited, Macau Branch, as escrow agent (the “Escrow Agent”), the Issuer will deposit in an escrow account (the “Escrow Account”) established by the Issuer with the Escrow Agent an amount at least equal to the net proceeds from the offering of the Notes. The Notes will be subject to a special mandatory redemption at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon from and including the Closing Date (as defined below) through the Special Mandatory Escrow Redemption Date (as defined in the Offering Memorandum) (the “Escrowed Funds”). DB Trustees (Hong Kong) Limited, as collateral agent for the holders of the notes (the “Collateral Agent”), will have a perfected security interest in the Escrow Account and the Escrowed Funds contained therein on an exclusive basis for the benefit of the holders of the Notes.

Prior to the Closing Date (as defined below) and in addition to the Escrow Account, the Issuer will be required to establish (i) a note proceeds account (the “Note Proceeds Account”), (ii) a note interest reserve account (the “Note Interest Reserve Account”), (iii) a note interest accrual account (the “Note Interest Accrual Account”), and (iv) a Hong Kong dollar note disbursement account and a U.S. dollar note disbursement account (together, the “Note Disbursement Accounts”), each as described in the Offering Memorandum (and each of (i) – (iv) or any one of them, the “Notes Accounts”). Upon release from the Escrow Account in accordance with the Escrow Agreement, the Escrowed Funds (after the funding of the Note Interest Reserve Account) will be deposited in the Notes Proceeds Account. If no funds have been released from the Notes Proceeds Account by the date set forth in the Indenture, the Notes are subject to a Mandatory Note Proceeds Redemption, at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon from the last interest payment date through the Special Mandatory Note Proceeds Redemption Date.

On the Closing Date (as defined below), the Issuer and Studio City Company Limited, among others, will enter into the Note Disbursement and Account Agreement, which will, among other things, establish the conditions and sequence for disbursements from the project accounts.

The Notes will be secured by (i) a first-priority security interest in the Escrow Account, the Note Proceeds Account, the Note Interest Reserve Account, the Note Interest Accrual Account and the Note Disbursement Accounts and (ii) a pledge of the intercompany note proceeds loan to be entered into on the Closing Date (as evidenced by an intercompany promissory note (the “Intercompany Promissory Note”), to be issued by Studio City Investments Limited on the same date thereof). As used herein, the term “Notes” shall include the guarantees thereof (the “Guarantees”) by the Subsidiary Guarantors, unless the context otherwise requires, and this Agreement, the Indenture, the Notes, the Intercompany Promissory Note, the Escrow Agreement, the Security Documents, and the Note Disbursement and Account Agreement and any other documents entered into in connection with the offer and sale of the Notes are referred to herein as the “Operative Documents.”

The offer of the Notes by the Initial Purchasers is herein called the “Offering.” All references to “U.S. dollars” or “US$” herein are to United States dollars. In connection with the Offering, the Issuer has made a listing application to, and approval-in-principle has been obtained from, the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing on the SGX-ST of the Notes.

The Issuer understands that the Initial Purchasers propose to make the Offering on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Notes are to be offered and sold through the Initial Purchasers without being registered under the United States Securities Act of 1933 (as amended, the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors that acquire Notes may only resell or otherwise transfer such Notes (A) (i) if such Notes are hereafter registered under the 1933 Act or (ii) if an exemption from the registration requirements of the 1933 Act is available for such resale or transfer (including, without limitation, the exemptions afforded by Rule 144A under the 1933 Act (“Rule 144A”), or Regulation S under the 1933 Act (“Regulation S”) and (B) in compliance with transfer restrictions set forth in the Offering Memorandum under the caption “Transfer Restrictions”.

In connection with the sale of the Notes, the Issuer confirms that it has prepared and delivered to each of the Initial Purchasers copies of a preliminary offering memorandum dated November 7, 2012 (the “Preliminary Offering Memorandum”) and final pricing supplement, in the form attached hereto as Schedule C (the “Pricing Supplement”) and that it will prepare and deliver to each of the Initial Purchasers, dated the date hereof, a final offering memorandum (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Notes. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including, without limitation, exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Issuer to each of the Initial Purchasers in connection with their solicitation of purchases of, or offering of the Notes.

For purposes of this Agreement:

“Gaming License” means a license for operating games of chance and other casino games in Macau, pursuant to a valid subconcession contract.

“Material Contracts” means each of (i) the Services and Right to Use Agreement originally dated May 11, 2007 and as amended on June 15, 2012 (the “Services and Right to Use Agreement”) between Studio City Entertainment Limited (formerly named MSC Diversões Limitada and New Cotai Entertainment (Macau) Limited) and Melco Crown Gaming (Macau) Limited, previously known as PBL Entertainment (Macau) Limited, a Macau company (“MC Gaming”); (ii) the Land Concession dated October 9, 2001 between Macau Special Administrative Region and Studio City Developments Limited (formerly known as East Asia- Televisão Por Satelite, Limitada and MSC Desenvolvimentos, Limitada), as amended on July 25, 2012; (iii) the reimbursement agreement dated June 15, 2012, between MC Gaming and Studio City Entertainment Limited; and (iv) all amendments, variations, modifications and supplements of the documents referred to in (i) through (iii) above.

“Project” refers to the first phase of the project to develop the Site (as defined in the Offering Memorandum) into a large-scale integrated leisure resort called “Studio City” combining 5-star luxury hotel and related facilities, gaming capacity, retail, attractions and entertainment venues (including a multipurpose entertainment studio).

“Security Documents” means (i) the Macau law account pledge agreement (the “Account Pledge”) by and among the Escrow Agent, Bank of China Limited, Macau Branch, as the note disbursement agent, the Collateral Agent and the Issuer dated as of the date thereof, and (ii) the New York law pledge agreement of the intercompany note proceeds loan (the “Pledge Agreement”) by and between the Issuer and the Collateral Agent.

SECTION 1. Representations and Warranties by the Issuer and the Subsidiary Guarantors.

Each of the Issuer and the Subsidiary Guarantors represents and warrants to each Initial Purchaser as of the date hereof and, as of the Closing Date referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

(i) Disclosure Package and Final Offering Memorandum. As of the Applicable Time (as defined below), neither (x) the Offering Memorandum as supplemented by the Pricing Supplement, that has been prepared and delivered by the Issuer to each Initial Purchaser in connection with their solicitation of offers to purchase Notes, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Applicable Time” means the time when sales of the Notes were first made.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the rules and regulations promulgated under the 1933 Act by the U.S. Securities and Exchange Commission (the “Commission”)), prepared by or on behalf of the Issuer, or used or referred to by the Issuer, that constitutes an offer to sell or a solicitation of an offer to buy the Notes other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Supplement), including, without limitation, any road show relating to the Notes that constitutes such a written communication.

As of its date of issue and as of the Closing Date, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Issuer in writing by an Initial Purchaser expressly for use in the Disclosure Package or the Final Offering Memorandum or any amendments or supplements thereto. For the avoidance of doubt, such information shall be limited to such Initial Purchaser’s name as set forth in the first two sentences of the first paragraph under the section “Plan of Distribution—Price Stabilization and Short Positions” in the Disclosure Package and Final Offering Memorandum.

(ii) Existence. The Issuer and each of its subsidiaries has been duly incorporated and is existing and (where such concept is applicable) in good standing under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum and to enter into, execute and perform its obligations under the Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation (where such concept is applicable) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, and is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(iii) Subsidiaries. The Issuer does not have any subsidiaries other than the ones listed on Schedule B. Each subsidiary of the Issuer has been duly incorporated and is existing and (where such concept is applicable) in good standing under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum; and each subsidiary of the Issuer is duly qualified to do business as a foreign corporation (where such concept is applicable) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding authorised shares of each subsidiary of the Issuer has been duly authorized and validly issued and is fully paid and non-assessable; and the authorised shares of each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The statements and the diagrams set forth in the Disclosure Package and Final Offering Memorandum under the section “Summary—Corporate Structure and Certain Financing Arrangements,” insofar as they purport to describe the ownership interests of the Issuer and its subsidiaries are accurate and fair in all material respects.

(iv) Share Capital. The authorized, issued and outstanding shares of the Issuer is as set forth in the Disclosure Package and the Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization”; all outstanding shares of the Issuer have been duly authorized; and the shareholders of the Issuer have no preemptive rights with respect to the authorised shares.

(v) Registration Rights. There are no contracts, agreements or understandings between the Issuer or any of its subsidiaries and any person granting such person the right to require the Issuer or such subsidiary to file a registration statement under the 1933 Act with respect to any securities of the Issuer or any of its subsidiaries owned or to be owned by such person or to require the Issuer or any of its subsidiaries to include such securities in the Notes registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Issuer under the 1933 Act.

(vi) Absence of Further Requirements. No consent, approval, or order of, clearance by, or filing or registration with, any person (including any governmental agency or body or any court or any stock exchange) is required to be obtained or made by the Issuer or any of its subsidiaries for the consummation by the Issuer or such subsidiary of the transactions contemplated by the Operative Documents, the Disclosure Package and the Final Offering Memorandum except (A) such as may be required under the blue sky or similar laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Initial Purchasers in the manner contemplated in the Operative Documents, the Disclosure Package and the Final Offering Memorandum and (B) such as may be required by the SGX-ST in connection with its granting approval-in-principle for the listing and quotation of the Notes when such approval is obtained. No governmental authorization is required to effect payments of principal, premium, if any, and interest on the Notes.

(vii) Title to Property. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, the Issuer and its subsidiaries have good and marketable title to all real property and all other property and assets owned by them as are necessary to the conduct of their respective businesses in the manner described in the Disclosure Package and the Final Offering Memorandum, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and the Issuer and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them and except for such liens, encumbrances, charges, defects, claims, options or restrictions which, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, properties, business prospects or results of operations of the Issuer and its subsidiaries taken as a whole (“Material Adverse Effect”).

(viii) Compliance. Neither the Issuer nor any of its subsidiaries is (A) in violation of its respective constitutional documents, (B) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed or trust, loan or credit agreement, note, license, lease or other agreement or instrument, including, without limitation, each Material Contract (as defined above) to which the Issuer or any of its subsidiaries is a party or by which it may be bound, or to which any of the properties or assets of the Issuer or any of its subsidiaries may be subject (and no event has occurred which, with the giving of notices or lapse of time or both, would constitute such default) or (C) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiary or any of its properties, as applicable, except, in the case of (B) and (C) only, any defaults or violations which, individually and collectively, would not have a Material Adverse Effect.

(ix) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of each Operative Document and the consummation of the transactions contemplated herein, the issuance and sale of the Notes and the application of the proceeds from the sale of the Notes, as described in the Offering Memorandum under the caption “Use of Proceeds” and compliance by the Issuer and its subsidiaries with their obligations hereunder, do not and will not result in (A) a violation of the respective constitutional documents of the Issuer or any of its subsidiaries, (B) a violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of their properties, or (C) a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, the constitutional documents of the Issuer or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, arbitrator or other authority, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the properties of the Issuer or any of its subsidiaries is subject except in the case of (C) above, where any such violation, contravention or default would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any of its subsidiaries, or that would prevent the satisfaction of, or defeat any condition to drawdown or other requirement under any contract related to indebtedness or otherwise adversely affect the availability to the Issuer or any of its subsidiaries of financing contemplated thereby.

(x) Authorization of Material Contracts. There are no other contracts that are material to the operation of the Issuer’s or its subsidiaries’ business than the Material Contracts, and each Material Contract to which the Issuer or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Issuer and/or such subsidiary, as applicable, and assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding agreement of such parties, enforceable against the Issuer and such subsidiary, as the case may be, in accordance with its terms, in each case, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(xi) Licenses. The Issuer and its subsidiaries possess, and are in compliance with the terms of, all adequate licenses, certificates, authorizations, and franchise permits (collectively, “Licenses”) issued by appropriate governmental agencies or bodies necessary or material to the conduct of the business now operated by them or proposed in the Disclosure Package and the Final Offering Memorandum to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Issuer or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of the Issuer, the Gaming License of MC Gaming remains in full force and effect and validly authorizes MC Gaming to carry on the gaming business as is and is proposed to be conducted pursuant to the Services and Right to Use Agreement and on the terms and conditions, in each case as described in the Disclosure Package and the Final Offering Memorandum, and to the knowledge of the Issuer, no notice of any proceeding or claim or action for the invalidation, revocation, cancellation or imposition of any further condition or requirement of or in connection with the Gaming License has occurred or is threatened.

(xii) Absence of Labor Dispute. No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer or any of its subsidiaries, is imminent, and neither the Issuer nor any of its subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of the Issuer’s or such subsidiaries principal suppliers, contractors or customers, that, in any such case, would have a Material Adverse Effect.

(xiii) Possession of Intellectual Property. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, the Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated or proposed to be operated by them or presently employed or proposed to be employed by them, and if such business is described in the Disclosure Package and the Final Offering Memorandum, as described in the Disclosure Package and the Final Offering Memorandum. Neither the Issuer nor any of its subsidiaries has received any notice or communication of infringement of or conflict with asserted rights of others with respect to any intellectual property rights of others that, if determined adversely to the Issuer or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

(xiv) Absence of Other Material Contracts or Documents. There is no franchise, contract or other document of a character required to be described in the Disclosure Package or Final Offering Memorandum, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Offering Memorandum contains in all material respects the same description of the foregoing matters contained in the Final Offering Memorandum).

(xv) Offering Memorandum. The statements set forth in the Offering Memorandum (i) under the sections headed “Summary,” “Use of Proceeds,” “Capitalization,” “Description of Notes,” “Description of Other Material Indebtedness” and “Principal Shareholders,” insofar as they purport to constitute a summary of the terms of the Notes, and (ii) under the sections headed “Management,” “Risk Factors,” “Business,” “Plan of Distribution,” “Summary,” “Capitalization,” “Regulation,” “Taxation,” “Enforcement of Civil Liabilities” and “Description of Construction and Other Material Contracts,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects. The Operative Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(xvi) Environmental Laws. Neither the Issuer nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or relating to the safety of employees in the workplace (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation or proceeding (“Proceeding”) relating to any environmental laws, which violation, contamination, liability or Proceeding would, individually or in the aggregate, have a Material Adverse Effect; and neither the Issuer nor any of its subsidiaries is aware of any pending hearing or investigation which might lead to such a claim.

(xvii) Insurance. The Issuer and its subsidiaries maintain insurance in such amounts and covering such risks as the Issuer and each subsidiary reasonably considers adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries and in similar locations, all of which insurance is in full force and effect. There are no material claims by the Issuer or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Issuer nor any of its subsidiaries has a reason to believe that it will not be able to renew its existing renewable insurance as and when such coverage expires or will not be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(xviii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Disclosure Package or the Final Offering Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate.

(xix) Absence of Accounting Issues. The sole director of the Issuer has confirmed that the director is not reviewing or investigating, and neither the Issuer’s independent auditors nor their internal auditors have recommended that the director review or investigate, (i) adding to, deleting, changing the application of, or changing the Issuer’s disclosure with respect to, the Issuer’s material accounting policies; (ii) any matter which could result in a restatement of the Issuer’s financial statements for any annual or interim period during the current or prior three fiscal years.

(xx) Taxes. No taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Initial Purchasers to the governments of the British Virgin Islands or Macau or, in each case, any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery of the Operative Documents, (B) the creation, issue or delivery of the Notes pursuant hereto and the sale thereof and the giving of the Guarantees by the Subsidiary Guarantors, (C) the consummation of the transactions contemplated by this Agreement or (D) except as disclosed in the Disclosure Package and the Final Offering Memorandum under the heading “Taxation,” the resale and delivery of such Notes by the Initial Purchasers in the manner contemplated in the Disclosure Package and the Final Offering Memorandum.

(xxi) Filing of Tax Returns. Each of the Issuer and its subsidiaries has filed on a timely basis all necessary tax returns, reports and filings (except in any case in which the failure to file on a timely basis would not have a Material Adverse Effect), and all such returns, reports or filings are true, correct and complete in all material aspects, and are not the subject of any disputes with revenue or other authorities and to the Issuer’s knowledge there are no circumstances giving rise to, or which could give rise to, such disputes. None of the Issuer or its subsidiaries is delinquent in the payment of any taxes due thereunder or has any knowledge of any tax deficiency which might be assessed against any of them, which, if so assessed, would have a Material Adverse Effect.

(xxii) Litigation. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Issuer, any of its subsidiaries or any of their respective properties that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially or adversely affect the ability of the Issuer or any of its subsidiaries to perform its obligations under the Operative Documents to which it is a party, or which are otherwise material in the context of the sale of the Notes; and to the Issuer’s and each of its subsidiaries’ best knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(xxiii) Auditors. Each of Ernst & Young (“E&Y”) and Deloitte Touche Tohmatsu (“Deloitte”), who certified its respective portions of the financial statements and the supporting schedules included in the Disclosure Package and the Final Offering Memorandum, are independent public accountants of the Issuer.

(xxiv) Financial Statements. The consolidated financial statements of the Issuer and its consolidated subsidiaries, together with the applicable related notes, included in the Disclosure Package and the Final Offering Memorandum present fairly the consolidated financial position of the Issuer and its consolidated subsidiaries at the dates indicated and their consolidated statement of operations, stockholders’ equity and cash flows for the periods specified. Such consolidated financial statements of the Issuer and its consolidated subsidiaries have been prepared in conformity with generally accepted accounting principles applied on a consistent basis in the United States of America (“U.S. GAAP”) throughout the periods involved. The selected financial data and the summary financial information included in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and the Final Offering Memorandum and the other financial information included in the Disclosure Package and the Final Offering Memorandum has been derived from the accounting records of the Issuer and its subsidiaries and presents fairly the information shown thereby.

(xxv) No Material Adverse Change in Business. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, since the date of the period covered by the latest financial statements included in the Disclosure Package and the Final Offering Memorandum, neither the Issuer nor any of its subsidiaries has (i) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (ii) received notice of any cancellation, termination, breach, violation or revocation of, or imposition or inclusion of additional conditions or requirements with respect to the Services and Right to Use Agreement, or received notice of any cancellation, termination, breach, violation or revocation of any Material Contract, or of any Debt Repayment Triggering Event, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Issuer and its subsidiaries taken as a whole, (iv) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matter identified in clauses (i) through (iii) above, or (v) sustained any material loss or interference with its business from fire, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum, there has been no change, nor any development or event that would have a Material Adverse Effect. Except as disclosed in or contemplated by the Disclosure Package and the Final Offering Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its authorised shares and there has been no material adverse change in the authorised shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Issuer and its subsidiaries.

(xxvi) Management’s Discussion and Analysis of Financial Condition and Results of Operations. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the Disclosure Package and the Final Offering Memorandum accurately and fully describes (A) accounting policies which the Issuer believes are the most important in the portrayal of the financial condition and results of operations of the Issuer and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Issuer’s director and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Disclosure Package and the Final Offering Memorandum accurately and fully describes (A) all material trends, demands, commitments, events, uncertainties and risks that the Issuer believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Issuer and its subsidiaries taken as a whole. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, there are no outstanding guarantees or other contingent obligations of the Issuer or any subsidiary that would have a Material Adverse Effect.

(xxvii) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, no subsidiary of the Issuer is currently prohibited, directly or indirectly, (i) from paying any dividends to the Issuer, (ii) from making any other distribution on such subsidiary’s authorised shares, (iii) from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or (iv) from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer.

(xxviii) Investment Company Act. (i) Assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with their agreements in Sections 6(a) and 6(d), none of the Issuer or the Subsidiary Guarantors is required to register, and after giving pro forma effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, would be required to register, as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”); (ii) based upon the covenants of the Initial Purchasers set forth in Section 6(a), disclosure in the Offering Memorandum under the caption “Transfer Restrictions” and the inclusion on the Notes of the legend as set forth in Offering Memorandum under the caption “Transfer Restrictions”, the Issuer has a reasonable belief that the initial placement and the subsequent transfers of the Notes sold in reliance on Rule 144A will be limited to persons who are QIBs that are also qualified purchasers (“QPs”) as defined in Section 2(a)(51) of the Investment Company Act at the time they acquire the Notes; (iii) the Issuer will not permit its agents, intermediaries or affiliates to, resell any Notes sold in reliance on Regulation S to any U.S. person (as defined in Rule 902 under the Securities Act), unless the reseller of such Notes has a reasonable belief that the U.S. person (as defined in Rule 902 under the Securities Act) is a QIB and a QP, and the Notes are subject to the transfer restrictions described in the Offering Memorandum under the caption “Transfer Restrictions” in transactions pursuant to Rule 144A; and (iv) none of the Issuer nor the Subsidiary Guarantors will offer the Notes to their participant-directed employee plans or to a participant-directed employee plan of any affiliate.

(xxix) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Issuer or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Issuer or any of its subsidiaries, on the other hand, that is required to be described in the Disclosure Package and the Final Offering Memorandum that is not so described.

(xxx) Stabilization Activities. None of the Issuer or the subsidiaries, their respective Affiliates (as defined below) or any person acting on its or their behalf, has taken or will take, directly or indirectly, any action for the purpose of stabilizing or manipulating the price of any security to facilitate the sale or resale of the Notes in violation of any applicable law, provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Initial Purchasers.

(xxxi) Choice of Law. The agreement of each of the Issuer and the Subsidiary Guarantors to the choice of law provisions set forth in Section 19 of this Agreement will be recognized by the courts of the British Virgin Islands and Macau and are legal, valid and binding; each of the Issuer and the Subsidiary Guarantors can sue and be sued in its own name under the laws of the British Virgin Islands and Macau; the irrevocable submission by the Issuer and the Subsidiary Guarantors to the jurisdiction of a New York court and the appointment of Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as its authorized agent for the purpose described in Section 19 of this Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 19 of this Agreement will be effective to confer valid personal jurisdiction over the Issuer and the Subsidiary Guarantors; and, except as disclosed in the Disclosure Package and the Final Offering Memorandum, a judgment obtained in a New York court arising out of or in relation to the obligations of the Issuer and the Subsidiary Guarantors under this Agreement would be enforceable against the Issuer and the Subsidiary Guarantors in the courts of the British Virgin Islands and Macau, in each case, without further review of the merits.

(xxxii) Compliance with Certain Laws and Regulations. None of the Issuer, any of its subsidiaries or any director, officer, agent, employee or other person has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any government official or employee from corporate funds. Each of the Issuer, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and will not violate and the Issuer operates and will continue to operate its business in compliance with all applicable: (a) anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any other law, rule or regulation of similar purpose and scope, (b) any applicable anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the U.S. Patriot Act, the U.S. Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations of the United States and other countries or bodies imposing economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the Iran Sanctions Act, as amended, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, including but not limited to, Executive Order 13590 and Executive Order 13622, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended and any other regulations issued by the Office of Foreign Assets control of the United States Treasury Department, any sanctions imposed by the United Kingdom, the United Nations, Her Majesty’s Treasury, the European Union or any orders or licenses issued under any of the above.

(xxxiii) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act and Section 21E of the U.S. Securities Exchange Act of 1934 Act (the “1934 Act”)) included or incorporated by reference in the Disclosure Package or the Final Offering Memorandum has been made or reaffirmed by the Issuer with a reasonable basis, in good faith and based on sound and reasonable assumptions.

(xxxiv) Authorization of this Agreement. The Issuer and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Issuer and each Subsidiary Guarantor and constitutes a legal, valid and binding obligation of the Issuer and each of the Subsidiary Guarantors.

(xxxv) Authorization of the Notes. The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the Purchase Price (defined below) therefor as provided in this Agreement, will constitute legal, valid and binding obligations of the Issuer, and will be in the form contemplated by, and entitled to the benefits of, the Indenture, will be consistent with the information in the Disclosure Package and will conform to the description thereof contained in the Final Offering Memorandum.

(xxxvi) Authorization of the Indenture and the Guarantees. Each of the Indenture and the Guarantees has been duly authorized by the Issuer and the Subsidiary Guarantors, and, when executed and delivered by the Issuer and the Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a legal, valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(xxxvii) Authorization of the Escrow Agreement. The Escrow Agreement has been duly and validly authorized by the Issuer and, when executed and delivered by the Issuer (assuming the due authorization, execution and delivery by the other parties thereto), will constitute a legal, valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(xxxviii) Authorization of the Security Documents. Each of the Security Documents to which the Issuer is a party has been duly and validly authorized by the Issuer on or before the Closing Date, will have been duly executed and delivered by the Issuer and will conform to the description thereof contained in the Disclosure Package and the Final Offering Memorandum and any such Security Document will constitute a legal, valid and binding obligation of the Issuer, in each case enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law). There are no mortgages, liens, pledges, charges, security interests or encumbrances of any kind on the property of the Issuer or any of its subsidiaries other than mortgages, liens, pledges, charges, security interests or encumbrances specifically permitted under the Indenture or arising from statutory law or otherwise in the course of ordinary business of the Issuer.

(xxxix) Security Interest in the Collateral. As of the Closing Date, each of the Security Documents will create, in favor of the Trustee and the Collateral Agent for the benefit of the holders of the Notes, a legal, valid and enforceable perfected first priority security interest in and mortgages, liens, pledges, charges, security interests or encumbrances, as applicable, on all of the Collateral (as defined in the Indenture) (subject to the completion of the recordings, notations and filings as required to perfect the security under Macau law and New York law, as the case may be, and subject to certain permitted liens and exceptions as set forth in the applicable Security Document). No filings or recordings are required in order to perfect and protect the security interests created under the applicable Security Document; provided that any foreclosure or other exercise of remedies by the Trustee or the Collateral Agent, as the case may be, may require additional approvals and consents that have not been obtained from governmental authorities or agencies.

(xl) Authorization of the Note Disbursement and Account Agreement. The Note Disbursement and Account Agreement has been duly authorized by the Issuer and, when executed and delivered by the Issuer (assuming the due authorization, execution and delivery by the Disbursement Agent, the Collateral Agent and the Trustee), will constitute a valid and binding agreement of each of them, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the creditors’ rights generally and to generally principles of equity (regardless of whether considered in a proceeding in equity or at law).

(xli) No Qualification under Trust Indenture Act. In connection with the offer, sale and delivery of the Notes to Initial Purchasers in the manner contemplated by this Agreement, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “TIA”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the resales thereof by the Initial Purchasers. On the Closing Date, the Indenture will conform in all material respects to the requirements of the TIA and the rules and regulations of the Commission thereunder applicable to an indenture which is required to be qualified thereunder.

(xlii) Payments without Withholding. Except as described in the Disclosure Package and Final Offering Memorandum, all payments on the Notes will be made by the Issuer and the Subsidiary Guarantors without withholding or deduction for or on account of any and all taxes, duties or other charges or whatsoever nature (including, without limitation, income taxes) imposed by the British Virgin Islands or Macau, or, in each case, any political subdivision or taxing authority thereof or therein.

(xliii) Sovereign Immunity. None of the Issuer or any of its subsidiaries or any of their respective properties has any sovereign immunity from jurisdiction or suit of any court or from set-off or from any legal process or remedy (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Macau.

(xliv) Solvency. Immediately after the Closing Time, the Issuer and each of its subsidiaries will be Solvent. As used herein, the term “Solvent” means, with respect to the Issuer and each of its subsidiaries, on a particular date, that on such date (1) the fair market value of the assets of such entity is greater than the total amount of liabilities (including contingent liabilities) of the entity, (2) the present fair saleable value of the assets of such entity is greater than the sum of stated liabilities and identified contingent liabilities, (3) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (4) such entity does not have unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuer or any Subsidiary Guarantor is engaged, and (5) such entity is not unable to or has not been deemed to be unable to pay its debts as they fall due. No proceedings have been commenced nor have resolutions been passed or petitions presented for purposes of, and no judgment has been rendered for, the liquidation, bankruptcy, winding-up, administration or analogous event of the Issuer and each of its subsidiaries. This representation provided in this clause (xliv) assumes the correctness of the report dated October 8, 2012 prepared by Savills (Macau) Limited titled “Valuation Report in respect of Studio City” as of immediately after the Closing Time.

(xlv) Undisclosed Liabilities. There are (i) no liabilities of the Issuer or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and (ii) no existing situations or set of circumstances that would reasonably be expected to result in such a liability, other than (x) liabilities set forth in the Offering Memorandum, or (y) other undisclosed liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

(xlvi) Accounting Controls. The Issuer and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xlvii) Similar Offerings. None of the Issuer, any of its subsidiaries or any of its Affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) or any other person acting on their behalf, has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any U.S. person (as defined in Regulation S), any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the 1933 Act.

(xlviii) Rule 144A Eligibility. The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system. Each of the Disclosure Package and Final Offering Memorandum, as of its date, contain all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act.

(xlix) No General Solicitation. None of the Issuer or its subsidiaries, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no representation is made) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(l) Public Announcements Relating to Stabilization Actions. Each of the Issuer and its subsidiaries represents, warrants and agrees that in relation to any Notes for which Deutsche Bank AG, Singapore Branch is named as a Stabilizing Manager (the “Stabilizing Manager”), each of the Issuer and its subsidiaries will not issue, without the prior consent of the Stabilizing Manager, any press release or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses the fact that stabilizing action may take place in relation to the Notes to be issued and each of the Issuer and its subsidiaries authorizes the Initial Purchasers to make adequate public disclosure of the information required by the Market Abuse Directive (Directive 2003/6/EC) instead of the Issuer or such subsidiary.

(li) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in this section and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the 1933 Act.

(lii) No Directed Selling Efforts. With respect to those Notes sold in reliance on Regulation S, (A) none of the Issuer or its subsidiaries, their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer and its subsidiaries make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Issuer, its subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer and its subsidiaries make no representation) has complied with and will comply with the offering restrictions requirement of Regulation S. The sale of the Notes and the Guarantees pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the 1933 Act.

(liii) Foreign Private Issuer. The Issuer is a “foreign private issuer” as defined in Rule 405 under the 1933 Act.

(liv) ERISA Compliance. (A) The Issuer, its subsidiaries and “ERISA Affiliates” (as defined below) and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), excluding any Foreign Plans (as defined below)) established or maintained by the Issuer, its subsidiaries or any ERISA Affiliate are in compliance with ERISA and the Code (as defined below) except as would not have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Issuer or its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Issuer or such subsidiary is a member. No “reportable event” (as defined under Section 4043 of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA established or maintained by the Issuer, its subsidiaries or any ERISA Affiliate, except as would not, individually or in the aggregate have a Material Adverse Effect. None of the Issuer, its subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4975 or 4980B of the Code, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(B) With respect to any employee benefit plan, program or other arrangement providing compensation or benefits to any current or former employee, director, officer or consultant (or any dependent or beneficiary thereof) of the Issuer or its subsidiaries that is subject to the laws of any jurisdiction outside of the United States (the “Foreign Plans”): (i) such Foreign Plan has been maintained in all material respects in accordance with all applicable requirements and all applicable laws, (ii) except as would not reasonably be expected to result in a material liability to the Issuer or any of its Subsidiaries, if intended to qualify for special tax treatment, such Foreign Plan meets all requirements for such treatment, (iii) except as would not reasonably be expected to result in a material liability to the Issuer or any of its subsidiaries, if intended or required to be funded and/or book-reserved, such Foreign Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (iv) no material liability exists or reasonably could be expected to be imposed upon the assets of the Issuer or any of its subsidiaries by reason of such Foreign Plan.

(lv) Sale Proceeds. None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(lvi) Construction Plans. To the best knowledge of the Issuer and subject to the risk factors and qualifications as disclosed in the Disclosure Package and the Final Offering Memorandum, (i) the current anticipated completion of construction of the Project is as set forth in the Offering Memorandum; and (ii) the section entitled “Use of Proceeds” in the Offering Memorandum set forth the current anticipated cost of construction of the Project (including interest, legal, architectural, engineering, planning, and other similar costs) and such other current anticipated cost related to the development of the Project, in each case, as is currently budgeted by the Issuer; these amounts are based upon reasonable assumptions as to all matters material to these estimates set forth therein.

(lvii) Consultant Report. All information provided to Franklin & Andrews (Hong Kong) Limited (the “Consultant”) for the purposes of the Consultant’s preparation of that certain technical report in connection with the Project, as memorialized in the “Final Independent Technical Report” dated as of October 25, 2012 contained in Appendix A to the Offering Memorandum (the “Report”) has been supplied in good faith and such information, when supplied, was to the best knowledge of the Issuer, true and accurate and complete in all material respects. To the best knowledge of the Issuer, the Consultant was, as of the date of the Report, and is, as of the date hereof, “independent”. For purposes of this paragraph, the Consultant shall be considered “independent” if, from the date which was six months prior to the date of the Offering Memorandum, the Consultant (i) had not, or was not committed to acquire, any direct material financial interest in the Issuer or any of its subsidiaries or (ii) was not, or is not connected as a promoter, underwriter, voting trustee, investor, investee, director, officer or employee of the Issuer or any of its subsidiaries.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

(a) Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser severally and not jointly, agrees to purchase from the Issuer, at the purchase price of 98.40% (consisting of the purchase price for the Notes net the underwriting commission thereon) of the principal amount thereof (the “Purchase Price”), the aggregate principal amount of Notes set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment of Purchase Price, Initial Purchaser Commission and Fees. Payment of the Purchase Price for the Notes shall be made by the Initial Purchasers, in U.S. dollars in immediately available funds by wire transfer to the account of the Issuer notified to the Representative (as defined below) at least two business days before 9:30 A.M. New York City time on November 26, 2012 (the “Closing Date”), or at least two business days before such other date, not later than seven calendar days after the foregoing date, as shall be agreed upon by the Representative and the Issuer (such time and date of payment being herein called the “Closing Time”). The Initial Purchasers shall be entitled to offset from the payment of the Purchase Price for the Notes the costs and expenses which the Issuer and the Subsidiary Guarantors have agreed to pay pursuant to Section 4 of this Agreement pursuant to the engagement letter entered into by the Initial Purchasers with Studio City International Holdings Limited dated October 19, 2012 (the “Engagement Letter”).

Payment shall be made to the Issuer against delivery to the Initial Purchasers for the respective accounts of the several Initial Purchasers or the accounts of the persons procured by the Initial Purchasers to purchase the Notes. Each Initial Purchaser shall accept delivery of, receipt for, and make payment of the Purchase Price for, the Notes which it has agreed to purchase, or procure the purchase of. Each of the Initial Purchasers, may (but shall not be obligated to) make payment of the Purchase Price for the Notes to be purchased by any persons procured by such Initial Purchaser, whose funds have not been received by the Closing Time.

(c) Delivery. The Issuer will deliver to the Initial Purchasers, against payment of the Purchase Price thereof pursuant to Section 2(b) above, the Notes to be purchased by the Initial Purchasers hereunder and to be offered and sold by each Initial Purchaser in reliance on Regulation S in the form of one or more global notes in definitive form (the “Regulation S Global Notes”) and registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), and deposited with the Trustee as custodian for DTC for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V. (“Euroclear”), and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”). The Issuer will deliver to the Initial Purchasers against payment of the Purchase Price thereof the Notes to be purchased by the Initial Purchasers hereunder and to be offered and sold by each Initial Purchaser in reliance on Rule 144A in the form of one or more global notes in definitive form (the “Rule 144A Global Notes”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Rule 144A Global Notes shall be assigned separate CUSIP numbers. The Regulation S Global Notes and the Rule 144A Global Notes shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Offering Memorandum. Interests in the Regulation S Global Notes and the Rule 144A Global Notes will be held only in book-entry form through DTC except in the limited circumstances described in the Indenture when they may be exchanged for definitive certificated Notes.

(d) Stabilization. Deutsche Bank AG, Singapore Branch, as Stabilizing Manager (or any person duly appointed as acting for the Stabilizing Manager) may, to the extent permitted by applicable laws and regulations, over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Issuer. Each Initial Purchaser acknowledges that, in order to assist in the orderly distribution of the Notes, the Stabilizing Manager may, after consultation with the other Initial Purchasers, overallot in arranging subscriptions, sales and purchases of the Notes and may subsequently make purchases and sales of the Notes, in addition to the Purchase Percentage, in the open market or otherwise, on such terms as the Stabilizing Manager deems advisable. All such purchases, sales and overallotments shall be made in accordance with applicable law for the account of each Initial Purchaser, and may be reallocated among the Initial Purchasers in proportion to the ratio that each Initial Purchaser’s underwriting commitment bears to the aggregate principal amount of the Notes; provided, however, notwithstanding the foregoing, upon consultation by the Stabilizing Manager with the Initial Purchasers, each Initial Purchaser shall be responsible for managing its individual long or short position (the “Individual Position”) and may cover any short position, sell any long position and/or engage in hedging activities in respect of its Individual Position (collectively, the “Stabilizing Activities”). “Purchase Percentage” means the principal amount of Notes subscribed for by an Initial Purchaser as a ratio of the aggregate principal amount of the Notes. Each Initial Purchaser shall be liable for any loss, or entitled to any profit, arising from its own Stabilizing Activities and, for the avoidance of doubt, no Initial Purchaser shall be liable for the loss, or entitled to any profit, arising from the Stabilizing Activities of any other Initial Purchaser’s Individual Position. All Stabilizing Activities and any gains or losses arising therefrom shall be made in accordance with applicable law. Upon the aforementioned consultation by the Stabilizing Manager with the Initial Purchasers, any Stabilizing Activities may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended at any time, but in no case later than the earlier of 30 days after the Closing Date and 60 days after the date of the allotment of the Notes.

SECTION 3. Covenants of the Issuer and the Subsidiary Guarantors. The Issuer and each Subsidiary Guarantor covenants with each Initial Purchaser as follows:

(a) Disclosure Package and Offering Memorandum. During the period from the date hereof to that indicated in Section 3(b)(ii) below, the Issuer, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Disclosure Package and Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

(b) Notice and Effect of Material Events. The Issuer will immediately notify each Initial Purchaser, and confirm such notice in writing, of (i) any filing made by the Issuer or any Subsidiary Guarantor of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the applicable jurisdiction, and (ii) at any time prior to the completion of the resale of the Notes by the Initial Purchasers, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Issuer and its subsidiaries considered as one enterprise which (x) make any statement in the Disclosure Package, any Offering Memorandum or any Supplemental Offering Material false or misleading or (y) are not disclosed in the Disclosure Package or Offering Memorandum. In such event or if during such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, or if in the reasonable opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Issuer will forthwith amend or supplement the Offering Memorandum by promptly preparing and furnishing, at its own expense, to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a person procured by an Initial Purchaser to purchase any Notes or a Subsequent Purchaser, not misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

(c) Amendments and Supplements to the Offering Memorandum; Preparation of Pricing Supplement; Supplemental Offering Materials. The Issuer will promptly submit for review and approval to each Initial Purchaser any proposed amendment or supplement to the Disclosure Package and Offering Memorandum, such approval not to be unreasonably withheld or delayed. Neither the approval of the Initial Purchasers, nor the Initial Purchaser’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Issuer represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Notes by means of any Supplemental Offering Materials.

(d) Qualification of Notes for Offer and Sale. The Issuer and the Subsidiary Guarantors will use their commercially reasonable best efforts, in cooperation with the Initial Purchasers and counsel for the Initial Purchasers, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect as long as required for the sale of the Notes; provided, however, that neither Issuer nor any Subsidiary Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities or take any other action in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Issuer will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) DTC. The Issuer and the Subsidiary Guarantors will cooperate with the Initial Purchasers and use their best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC and will assist the Initial Purchasers in obtaining the approval of DTC for “book-entry” transfer of the Notes in global form.

(f) Euroclear and Clearstream, Luxembourg. The Issuer and the Subsidiary Guarantors will cooperate with the Initial Purchasers and use their best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream, Luxembourg and will assist the Initial Purchasers in obtaining the approval of Euroclear and Clearstream, Luxembourg for “book-entry” transfer of the Notes in global form.

(g) Use of Proceeds. The Issuer will apply the net proceeds received by it from the sale of the Notes (upon the release to the Issuer from the Escrow Account (as defined in the Indenture)) in the manner specified in the Offering Memorandum under “Use of Proceeds” and will not use such net proceeds for any purpose that would be subject to sanction under any of the laws, rules or regulations described in clause (xxxiii) of Section 1 hereof.

(h) Restriction on Sale of Securities. For a period of 90 days from the date of this Agreement, the Issuer and each of the Subsidiary Guarantors agree not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Issuer or any of the Subsidiary Guarantors with terms substantially similar (including having equal rank) to the Notes (other than the Notes and the sale or issuance of convertible bonds by a parent company or Affiliate of the Issuer), except with the prior consent of the Representative.

(i) Listing on Securities Exchange. The Issuer will use commercially reasonable efforts to have the Notes listed or admitted to trading on the SGX-ST.

(j) Investment Company. The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Notes in such a manner as would require the Issuer or any Subsidiary Guarantor to register as an investment company under the Investment Company Act. The Issuer and the Subsidiary Guarantors agree to perform their duties set forth in Schedule D hereto to ensure that no sale or other transfer of Securities (as defined therein) will be made that would require the Issuer to register as an “investment company” under the Investment Company Act or would jeopardize the exemptions from registration provided thereunder; provided that the Issuer and the Subsidiary Guarantors may modify such duties to the extent that such modification would not result in the loss of the Issuer’s exemption from registration under the Investment Company Act and the Issuer and the Subsidiary Guarantors first provide the Initial Purchasers an opinion of counsel satisfactory to the Initial Purchasers to the effect that such modification will not have an adverse effect on the ability of the Issuer to rely on the exemption from registration under the Investment Company Act pursuant to Section 3(c)(7) thereof.

(k) Stabilization and Manipulation. In connection with the issuance and sale of the Notes, until the Initial Purchasers have notified the Issuer and the other Initial Purchasers of the completion of the placement and resales of the Notes by the Initial Purchasers, none of the Issuer, any Subsidiary Guarantor or any of their respective Affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. Except as permitted by the 1933 Act, none of the Issuer or the Subsidiary Guarantors will distribute any offering material in connection with the resales of the Notes.

(l) Trust Indenture Act. The Issuer and the Subsidiary Guarantors agree that at such time as may be required, the Indenture shall be qualified under the TIA and any necessary supplemental indentures will be entered into in connection therewith.

(m) Further Assurances. The Issuer and the Subsidiary Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase, or procure the purchase of, the Notes.

SECTION 4. Payment of Expenses.

The Issuer and the Subsidiary Guarantors will pay the expenses as agreed in the Engagement Letter, and the Representative, on behalf of the Initial Purchasers, shall be entitled to deduct such amounts from the Purchase Price of the Notes as provided in Section 2(b) hereof.

SECTION 5. Conditions of Initial Purchasers’ Obligations.

The obligations of the several Initial Purchasers to purchase and pay for, or procure the purchase of and payment for, the Notes hereunder are subject to the accuracy of the representations and warranties of the Issuer and the Subsidiary Guarantors contained in Section 1 hereof, as of the date hereof and as of the Closing Date, or in certificates of any officer or director of the Issuer and the Subsidiary Guarantors, delivered pursuant to the provisions hereof, to the performance by the Issuer and the Subsidiary Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions (any of which may be waived by the Representative):

(a) Opinion of U.S. Counsel for the Issuer and the Subsidiary Guarantors. At the Closing Time, the Representative on behalf of the Initial Purchasers shall have received (x) the opinion and (y) the 10b-5 disclosure letter, dated as of the Closing Time, of Shearman & Sterling, U.S. counsel for the Issuer and the Subsidiary Guarantors, in form and substance satisfactory to the Representative.

(b) Opinion of British Virgin Islands Counsel for the Issuer. At the Closing Time, the Representative on behalf of the Initial Purchasers shall have received the opinion, dated as of the Closing Time, of Appleby, special British Virgin Islands counsel for the Issuer, in form and substance satisfactory to the Representative.

(c) Opinion of Macau Counsel for the Issuer. At the Closing Time, the Representative on behalf of the Initial Purchasers shall have received the opinion, dated as of the Closing Time, of Manuela António Lawyer and Notaries, special Macau counsel for the Issuer, in form and substance satisfactory to the Representative.

(d) Opinion of U.S. Counsel for the Initial Purchasers. At the Closing Time, the Representative on behalf of the Initial Purchasers shall have received (x) the opinion and (y) the 10b-5 disclosure letter, dated as of the Closing Time, of White & Case, U.S. counsel for the Initial Purchasers, in form and substance satisfactory to the Representative.

(e) Opinion of British Virgin Islands Counsel for the Initial Purchasers. At the Closing Time the Representative on behalf of the Initial Purchasers shall have received the opinion, dated as of the Closing Time, of Maples and Calder, special British Virgin Islands counsel for the Initial Purchasers, in form and substance satisfactory to the Representative.

(f) Opinion of Macau Counsel for the Initial Purchasers. At the Closing Time, the Representative on behalf of the Initial Purchasers shall have received the opinion, dated as of the Closing Time, of Henrique Saldanha, Advogados e Notàrios, special Macau counsel for the Initial Purchasers, in form and substance satisfactory to the Representative.

(g) Compliance Certificate of the Issuer and the Subsidiary Guarantors. At the Closing Time, the Representative on behalf of the Initial Purchasers shall have received a certificate signed by an executive officer or director of the Issuer and the Subsidiary Guarantors, dated as of the Closing Time, to the effect that (i) since the date of the most recent financial statements included in the Disclosure Package, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has a Material Adverse Effect, (ii) the representations and warranties of the Issuer and the Subsidiary Guarantors in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Issuer and the Subsidiary Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(h) Comfort Letter of the Accountants. At the time of the execution of this Agreement, the Representative on behalf of the Initial Purchasers shall have received from each of E&Y and Deloitte a letter dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletins), with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(i) Bring-down Comfort Letter. At the Closing Time, the Representative on behalf of the Initial Purchasers shall have received from Deloitte a letter, dated as of the Closing Time, to the effect that Deloitte reaffirms the statements made in its letters furnished pursuant to subsection (i) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) At each of (x) the time of the execution of this Agreement and (y) at the Closing Time, the Representative shall have received from the Consultant a certificate regarding the Report.

(k) Approval of Listing. At the Closing Time, the Notes shall have been approved in principle for listing on the SGX-ST, subject only to official notice of issuance.

(l) Delivery of Operative Documents. Executed copies of the Operative Documents in form and substance reasonably satisfactory to the Representative shall have been delivered to the Representative on behalf of the Initial Purchasers.

(m) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Initial Purchasers, there shall not have occurred any event or development, and no information shall have become known, that, individually or in the aggregate, would have a Material Adverse Effect (“Material Adverse Change”); and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the 1933 Act.

(n) Escrow Agreement and Escrow Deposit. The Initial Purchaser shall have received a counterpart of the Escrow Agreement that shall have been executed and delivered by a duly authorized officer of each party thereto. The Escrow Agreement shall be in full force and effect. A first-priority lien on and security in the funds in the Escrow Account shall be granted on an exclusive basis in accordance with the terms of the Escrow Agreement.

(o) Establishment of Accounts. Each of the Escrow Account, the Note Disbursement Accounts, the Note Proceeds Account, the Note Interest Accrual Account and the Note Interest Reserve Account shall have been established.

(p) DTC. At the Closing Time, the Notes shall be eligible for clearance and settlement through DTC.

(q) Operative Documents. With respect to any Operative Document to be executed at Closing Time, each of the parties thereto shall have entered into each such Operative Document to which each is a party. The Initial Purchasers shall have received copies of each executed Operative Document.

(r) Additional Documents. On or before the Closing Time, the Representative on behalf of the Initial Purchasers or counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer and the Subsidiary Guarantors in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance in all material respects to the Initial Purchasers and counsel for the Initial Purchasers.

(s) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representative on behalf of the Initial Purchasers by notice to the Issuer at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

The documents required to be delivered by this Section 5 will be delivered at the offices of White & Case, counsel for the Initial Purchasers, at 9th Floor, Central Tower, 28 Queen’s Road, Central, Hong Kong.

SECTION 6. Offers and Sales of the Notes.

(a) Offer and Sale Procedures. The Initial Purchasers hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

(i) Offers and Sales only to Qualified Institutional Buyers and Qualified Purchasers in the United States or to Non-U.S. Persons. Initial offers and sales of the Notes shall only be made (A) by the U.S. broker-dealer affiliates of the Initial Purchasers to persons whom the Initial Purchasers reasonably believe to be (x) qualified institutional buyers, as defined in Rule 144A (“QIBs”) that are also (y) QPs that can make each of the representations set forth in the legend relating to Global 144A Notes under the caption “Transfer Restrictions – Rule 144A Notes” in the Offering Memorandum or (B) to non-U.S. persons (as defined in Regulation S) outside the United States upon Regulation S.

(ii) Each of the Initial Purchasers hereby severally represents and agrees that:

(1)	it, or the U.S. broker-dealer affiliates of such Initial Purchaser making sales pursuant to Rule 144A, is a QIB and QP; and

(2)	if it is not a QIB or QP, then it represents and agrees with the Issuer and the other Initial Purchasers that it shall offer and sell the Notes only outside the United States in offshore transactions to persons who are not U.S. person (as defined in Rule 902 under the Securities Act).

(iii) No Directed Selling Efforts. None of the Initial Purchasers, their Affiliates or any person acting on its or their behalf, has engaged or will engage in any directed selling efforts within the meaning of Regulation S and each of the Initial Purchasers, their Affiliates and any person acting on its or their behalf has complied and will comply with the offering restrictions of Regulation S.

(iv) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) has been or will be used in the United States in connection with the offering or sale of the Notes.

(v) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a QIB and a QP or a non-U.S. person outside the United States.

(vi) Restrictions on Transfer. The selling and transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading “Transfer Restrictions” including, without limitation, the legend required thereby, shall apply to the Notes except as otherwise agreed by the Issuer and the Initial Purchasers.

Following the sale of the Notes by the Initial Purchasers to the Subsequent Purchasers in accordance with the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuer for any losses, damages or liabilities suffered or incurred by the Issuer, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Note; provided that each Initial Purchaser shall be liable and responsible for any such losses, damages or liabilities arising from its gross negligence, willful misconduct or fraud.

(b) Covenants of the Issuer and the Subsidiary Guarantors. The Issuer and each Subsidiary Guarantor covenants with each Initial Purchaser as follows:

(i) Integration. The Issuer and each Subsidiary Guarantor agrees that it will not and will cause persons under its control or acting on its behalf, other than the Initial Purchasers, as to which the Issuer and the Subsidiary Guarantors do not covenant, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Issuer of any class if, as a result of the doctrine of “integration” referred to in Rule 502 of Registration D under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Issuer to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(ii) Rule 144A Information. The Issuer each Subsidiary Guarantor agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A, while any of the Notes remain outstanding, it will make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4).

(iii) Restriction on Repurchases. Until the expiration of one year after the later of the date of the original issuance of the Notes and the last date on which the Issuer or any of its Affiliates were the owner of Notes, neither the Issuer nor any of its subsidiaries will, and will cause persons acting on its or their behalf, other than the Initial Purchasers to which the Issuer and the Subsidiary Guarantors do not covenant, not to, resell any such Notes which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except an agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Notes have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has not offered and sold Notes and will not offer and sell Notes (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date upon which the offering of Notes commences and the Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither the Initial Purchasers, their Affiliates nor any persons acting on their behalf have engaged or engage in any directed selling efforts with respect to Notes sold hereunder pursuant to Regulation S, and the Initial Purchasers, their Affiliates and any person acting on their behalf have complied and will comply with the offering restrictions of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Notes pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Notes may be purchased and transferred only in minimum principal amounts of US$250,000 and integral multiples of US$1,000 in excess thereof.

This Note has not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority of any jurisdiction and may not be reoffered, resold, pledged or otherwise transferred within the United States or to a U.S. person (as defined in Regulation S under the Securities Act) except pursuant to an exemption from registration under the Securities Act. The Issuer of this Note has agreed that this legend shall be deemed to have been removed on the 41st day following the later of the commencement of the offering of the Notes and the final delivery date with respect thereof.”

(d) Principal or Face Amount of the Notes. The Initial Purchasers agree that no sale of the Notes to any U.S. persons (as defined in Rule 902 under the Securities Act) or within the United States shall be for less than US$250,000 principal or face amount, and no Notes sold to any U.S. persons or within the United States shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary acting on behalf of others in the United States or who are U.S. persons, each such person for whom such purchaser is acting must purchase at least US$250,000 principal or face amount of the Notes.

SECTION 7. Indemnification.

(a) Indemnification of Initial Purchasers. Each of the Issuer and the Subsidiary Guarantors will indemnify and hold harmless each Initial Purchaser, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the 1933 Act, the 1934 Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Package as of any time, the Final Offering Memorandum (or any amendment or supplement thereto) or any Supplemental Offering Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither the Issuer nor any Subsidiary Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of Issuer and Subsidiary Guarantors. Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Issuer and the Subsidiary Guarantors and each person, if any, who controls the Issuer or the Subsidiary Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Initial Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Initial Purchaser Indemnified Party may become subject, under the 1933 Act, the 1934 Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Disclosure Package, the Final Offering Memorandum or in any Supplemental Offering Materials or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchasers specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Initial Purchaser Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Initial Purchaser Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: their respective names as set forth in the first two sentences of the first paragraph under the section “Plan of Distribution—Price Stabilization and Short Positions” in the Disclosure Package and the Final Offering Memorandum.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above hereafter, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Control Persons. The obligations of the Issuer and the Subsidiary Guarantors under this Section 7 shall be in addition to any liability which the Issuer and the Subsidiary Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser, within the meaning of the 1933 Act; and the obligations of the Initial Purchasers under this Section 7 shall be in addition to any liability which the respective Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer and the Subsidiary Guarantors and to each person, if any, who controls the Issuer and the Subsidiary Guarantors within the meaning of the 1933 Act.

SECTION 8. Contribution.

If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7 (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7 (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the Subsidiary Guarantors bear to the total underwriting discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 8. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint. The Issuer, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

SECTION 9. Agreement among Managers.

The Initial Purchasers agree as between themselves that they will be bound by and will comply with the International Capital Market Association Standard Form Agreement Among Managers version 1, together with the New York Law Schedule (the “AAM”) as amended in the manner set out below and further agree that references in the AAM to the “Joint Lead Manager” and the “Managers” shall mean the Initial Purchasers and references in the AAM and this Agreement to the “Settlement Lead Manager” and the “Stabilising Manager” shall mean Deutsche Bank AG, Singapore Branch (or persons acting on its behalf). The Initial Purchasers agree as between themselves to amend the AAM as follows:

(a) references in the AAM to the “Commitments” shall mean, as between the Initial Purchasers only, the amounts set out in Schedule A;

(b) clause 3 shall be deemed to be deleted in its entirety;

(c) clause 4 shall be deemed to be deleted in its entirety;

(d) clause 5 shall be deemed to be deleted in its entirety and replaced with the following:

“Each Joint Lead Manager acknowledges that, in order to assist in the orderly distribution of the Securities, the Stabilising Manager may, after consultation with the other Joint Lead Managers, overallot in arranging subscriptions, sales and purchases of the Securities and may subsequently make purchases and sales of the Securities, in addition to the Purchase Percentage, in the open market or otherwise, on such terms as the Stabilising Manager deems advisable. All such purchases, sales and over-allotments shall be made in accordance with applicable law for the account of the Joint Lead Managers, and may be reallocated among the Joint Lead Managers in proportion to each Joint Lead Manager’s Purchasing Percentage; provided, however, notwithstanding the foregoing, upon consultation by the Stabilising Manager with the Joint Lead Managers, each Joint Lead Manager shall be responsible for managing its individual long or short position (the “Individual Position”) and may cover any short position, sell any long position and/or engage in hedging activity in respect of its Individual Position (collectively, the “Stabilising Activities”). Purchase Percentage means the principal amount of Securities subscribed for by a Joint Lead Manager as a ratio of the aggregate principal amount of the Securities.

Each Joint Lead Manager shall be liable for any loss, or entitled to any profit, arising from its own Stabilising Activities and, for the avoidance of doubt, no Joint Lead Manager shall be liable for such loss, or entitled to any profit, arising from the Stabilising Activities of any other Joint Lead Manager’s Individual Position. All Stabilising Activities and any gains or losses arising therefrom shall be made in accordance with applicable law. Upon the aforementioned consultation by the Stabilising Manager with the Joint Lead Managers, any Stabilising Activities may begin on or after the date on which adequate public disclosure of the terms of the offer of the Securities is made and, if begun, may be ended at any time, but in no case later than the earlier of 30 days after the issue date of the Securities and 60 days after the date of the allotment of the Securities.”

(e) clause 6(b) shall be deemed to be deleted in its entirety;

(f) clause 7 shall be deemed to be deleted in its entirety;

(g) Within 90 days of the Closing Date, the Settlement Lead Manager shall determine and pay the net commissions due to the other Initial Purchasers. The parties agree that interest earned on the aggregate net commission will be shared between the Initial Purchasers pro rata by reference to their respective Commitments;

(h) Deutsche Bank AG, Singapore Branch shall act as a representative of each of them for administrative purposes (in such capacity, the “Representative”).

Where there are any inconsistencies between this Agreement and the AAM, the terms of this Agreement shall prevail.

SECTION 10. Default of Initial Purchasers.

If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Notes hereunder at the Closing Time and the aggregate number of Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total number of Notes that the Initial Purchasers are obligated to purchase at such Closing Time, the Representative may make arrangements satisfactory to the Issuer for the purchase of such Notes by other persons, including any of the Initial Purchasers, but if no such arrangements are made by such Closing Time, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Initial Purchasers agreed but failed to purchase at such Closing Time. If any Initial Purchaser or Initial Purchasers so default and the aggregate number of Notes with respect to which such default or defaults occur exceeds 10% of the total number of Notes that the Initial Purchasers are obligated to purchase at such Closing Time and arrangements satisfactory to the Representative and the Issuer for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuer, except as provided in Section 12 hereof. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 10. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Issuer or any of the Subsidiary Guarantors submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Issuer or any Subsidiary Guarantor, and shall survive delivery of the Notes to the Initial Purchasers.

SECTION 12. Termination of Agreement.

(a) Termination; General. Prior to the Closing Time, this Agreement may be terminated by the Initial Purchasers by notice given to the Issuer if at any time: (i) trading in securities generally on the New York Stock Exchange, NASDAQ, the Hong Kong Stock Exchange, the London Stock Exchange or the SGX-ST shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the SGX-ST, or maximum ranges for prices shall have been required by any of said exchanges or by such system or by order of the Commission or any other governmental authority in the United States or otherwise or a material disruption has occurred in commercial banking or securities, settlement or clearance services with respect to DTC in the United States or with respect to Euroclear and Clearstream, Luxembourg in Europe; (ii) a general banking moratorium shall have been declared by any of federal, New York, British Virgin Islands, Macau, Hong Kong, Singapore or European authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Notes in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of the Notes; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Issuer and its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Issuer and its subsidiaries taken as a whole regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (i) the Issuer or any Subsidiary Guarantor to any Initial Purchaser, except that the Issuer shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 12 hereof, (ii) any Initial Purchaser to the Issuer or any Subsidiary Guarantor or (iii) any party hereto to any other party except that the provisions of Section 7 and Section 8 shall at all times be effective and shall survive such termination.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party, and provided further that Sections 1, 7, 8 and 12 shall survive such termination and remain in full force and effect.

SECTION 13. Reimbursement of Initial Purchasers’ Expenses.

If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or Section 12 hereof, including if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer or the Subsidiary Guarantors to perform any agreement herein or to comply with any provision hereof, the Issuer agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable expenses as set forth in the Engagement Letter.

SECTION 14. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if mailed, delivered or transmitted by telefax at the address set forth below:

(a)	if to the Initial Purchasers:

c/o the Representative,

Deutsche Bank AG, Singapore Branch,

One Raffles Quay

#17-00 South Tower

Singapore 048583

Telephone : +65 6423 5342

Attention: Global Risk Syndicate

Facsimile: +65 6883 1769

(b)	if to the Issuer:

c/o Melco Crown Entertainment

36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Telephone: 852 2598 3600

Attention: Company Secretary

Facsimile: 852 2537 3818

SECTION 15. Parties.

This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer, the Subsidiary Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Issuer and the Subsidiary Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Issuer, the Subsidiary Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Counterparts.

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 17. Absence of Fiduciary Relationship. Each of the Issuer and the Subsidiary Guarantors acknowledges and agrees that:

(a) No Other Relationship. The Initial Purchasers have been retained solely to act as the initial purchasers of the Notes and that no fiduciary, advisory or agency relationship between the Issuer and the Subsidiary Guarantors and the Initial Purchaser has been created in respect of any of the transactions contemplated by this Agreement, the Disclosure Package or the Final Offering Memorandum, irrespective of whether the Initial Purchasers have advised or are advising the Issuer or the Subsidiary Guarantors on other matters;

(b) Arms’ Length Negotiations. The price of the Notes set forth in this Agreement was established by the Issuer and the Subsidiary Guarantors following discussions and arms-length negotiations with the Initial Purchaser and each of the Issuer and the Subsidiary Guarantors is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. Each of the Issuer and the Subsidiary Guarantors has been advised that the Initial Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from or conflict with those of the Issuer and the Subsidiary Guarantors and that the Initial Purchasers have no obligation to disclose such interests and transactions to the Issuer and the Subsidiary Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Issuer and the Subsidiary Guarantors waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Initial Purchasers shall have no liability (whether direct or indirect) to the Issuer and the Subsidiary Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer and the Subsidiary Guarantors, including shareholders, employees or creditors of the Issuer and the Subsidiary Guarantors.

SECTION 18. Waiver of Immunity.

To the extent that the Issuer and each Subsidiary Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer and each Subsidiary Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

SECTION 19. Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

Each of the Issuer and the Subsidiary Guarantors hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Issuer and the Subsidiary Guarantors irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Issuer and the Subsidiary Guarantors irrevocably appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Issuer and the Subsidiary Guarantors by the person serving the same to the address provided in Section 14, shall be deemed in every respect effective service of process upon the Issuer and the Subsidiary Guarantors in any such suit or proceeding. Each of the Issuer and the Subsidiary Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of nine years from the date of this Agreement.

The obligations of the Issuer and the Subsidiary Guarantors pursuant to this Agreement in respect of any sum due to any Initial Purchaser shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Issuer and the Subsidiary Guarantors agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Issuer and the Subsidiary Guarantors an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

SECTION 20. Waiver of Jury Trial. Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the subject matter hereof. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This Section 20 has been fully discussed by each of the parties hereto and these provisions shall not be subject to any exceptions. Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

SECTION 21. Effect of Headings.

The section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between each of the Initial Purchasers and the Issuer and each of the Subsidiary Guarantors in accordance with its terms.

Very truly yours,

The Issuer

STUDIO CITY FINANCE LIMITED

By
Name:
Title:

Subsidiary Guarantor

STUDIO CITY INVESTMENTS LIMITED

By
Name:
Title:

Subsidiary Guarantor

STUDIO CITY COMPANY LIMITED

By
Name:
Title:

Subsidiary Guarantor

STUDIO CITY HOLDINGS TWO LIMITED

By
Name:
Title:

Subsidiary Guarantor

STUDIO CITY ENTERTAINMENT LIMTIED

By
Name:
Title:

Subsidiary Guarantor

STUDIO CITY SERVICES LIMITED

By
Name:
Title:

Subsidiary Guarantor

STUDIO CITY HOTELS LIMITED

By
Name:
Title:

Subsidiary Guarantor

SCP HOLDINGS LIMITED

By
Name:
Title:

Subsidiary Guarantor

STUDIO CITY HOSPITALITY AND SERVICES LIMITED

By
Name:
Title:

Subsidiary Guarantor

SCP ONE LIMITED

By
Name:
Title:

Subsidiary Guarantor

SCP TWO LIMITED

By
Name:
Title:

Subsidiary Guarantor

STUDIO CITY DEVELOPMENTS LIMITED

By
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

DEUTSCHE BANK AG, SINGAPORE BRANCH

By
Name:
Title:

By
Name:
Title:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By
Name:
Title:

By
Name:
Title:

BOCI ASIA LIMITED

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By
Name:
Title:

By
Name:
Title:

MERRILL LYNCH INTERNATIONAL

By
Name:
Title:

UBS AG, HONG KONG BRANCH

By
Name:
Title:

By
Name:
Title:

SCHEDULE A

Name of Initial Purchaser	Principal Amount of Securities
Deutsche Bank AG, Singapore Branch	$117,857,142.857143
Australia and New Zealand Banking Group Limited	$117,857,142.857143
BOCI Asia Limited	$117,857,142.857143
Citigroup Global Markets Inc	$117,857,142.857143
Crédit Agricole Corporate and Investment Bank	$117,857,142.857143
Merrill Lynch International	$117,857,142.857143
UBS AG, Hong Kong Branch	$117,857,142.857143

Total	$825,000,000

SCHEDULE B

SUBSIDIARY GUARANTORS

Studio City Investments Limited

Studio City Company Limited

Studio City Holdings Two Limited

Studio City Entertainment Limited

Studio City Services Limited

Studio City Hotels Limited

SCP Holdings Limited

Studio City Hospitality and Services Limited

SCP One Limited

SCP Two Limited

Studio City Developments Limited

SCHEDULE C

PRICING SUPPLEMENT

SCHEDULE D

For purposes of this Schedule D, the term “Securities” shall mean the Notes sold in reliance on Rule 144A.

(a) Annual or Other Periodic Notifications. The Issuer or the Subsidiary Guarantors will send annual or other periodic reports to holders of Securities at least annually. Such reports will include a reminder that: (i) each beneficial holder that is a U.S. person is required to be both a QIB and a QP that can make the representations and agreements set forth in the Offering Memorandum under the caption “Transfer Restrictions”, (ii) the Securities can be transferred only to another U.S. person that is both a QIB and a QP that can make such representations and agreements or in an offshore transaction in accordance with Rule 904 under the Act and (iii) any such transfer not in accordance with such provisions is void ab initio and the Issuer has the right to force any beneficial holder who is in breach of any such representations and agreements to sell or redeem its Securities. The Issuer or the Subsidiary Guarantors will send the annual or periodic report, together with the reminder, to each subsequent purchaser with a request that such subsequent purchaser pass the notifications along to beneficial owners of Securities. The Issuer or the Subsidiary Guarantors will arrange for the report and the reminder to be sent to participants identified by the book-entry system(s) in which the Securities are deposited, with a request that participants pass them along to beneficial owners.

(b) Bloomberg. The Issuer shall ensure that any Bloomberg screen containing information about any Security includes the following (or substantially similar) language:

(i) The “Note Box” on the bottom of the “Security Display” page describing the Security should state “Iss’d Under 144A/3c7.”

(ii) The “Security Display” page should have a flashing red indicator that states “Additional Note Pg.”

(iii) The indicator referred to in clause (ii) above should link to the “Additional Security Information” page, which should state that the Securities “are being offered in reliance on the exemption from registration under Rule 144A of the Act to persons who are both (A) qualified institutional buyers (as defined in Rule 144A under the Act) and (B) qualified purchasers (as defined in Section 2(a)(51) of the Investment Company Act).”

(iv) The “Disclaimer” page for the Securities should state that the Securities “will not be and have not been registered under the Act and the Issuer is not required to be and has not been registered under the Investment Company Act, and these securities may not be offered or sold to U.S. persons absent an applicable exemption from the registration requirements and any such offer or sale of these securities to U.S. persons must be in accordance with Section 3(c)(7) of the Investment Company Act.”

(c) Other Information Service Providers. In the event that Telekurs, Reuters or any other information service provider becomes an important source of information in the secondary market for the Securities, the Issuer shall ensure that any screen of any such provider containing information about any Security includes language substantially similar to the language set forth in paragraph (b) above.

(d) DTC. The Issuer will instruct the Depository Trust Company (“DTC”) to take the following (or substantially similar) steps with respect to the Securities:

(i) 3(c)(7) Marker: The DTC 20-character descriptor for the Securities and the 48-character additional descriptor shall include a “3c7” marker that indicates that sales, resales, pledges, exchanges or other transfers of beneficial interests to U.S. persons are limited to QIBs that are also QPs;

(ii) Settlement Notice: Where the deliver order ticket that DTC delivers after settlement for the Securities is physical, it will have the 20-character descriptor printed on it. Where the deliver order ticket is electronic, it will have a “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restrictions, substantially in the form attached as Attachment A to the memorandum titled “Revised Procedures for Book-Entry Deposit of Rule 144A Securities Relying on Section 3(c)(7) of the Investment Company Act” (the “Procedures Memorandum”);

(iii) Initial Important Notice: DTC shall send an “Important Notice” outlining the 3(c)(7) and other transfer restrictions with respect to the Global Notes (as defined below) to all DTC participants in connection with the initial offering, substantially in the form attached as Attachment C to the Procedures Memorandum;

(iv) Additional Important Notices: Up to one time per year, upon the request of the Issuer, DTC shall re-issue the “Important Notice”;

(v) List of Participants: Upon request of the Issuer, DTC shall provide to the Issuer a list of all DTC participants holding interests in the Global Notes; and

(vi) List of Securities: DTC shall include in its “Reference Directory” it makes available to its participants the name of the Issuer on the list of all issuers who have advised DTC that they are 3(c)(7) issuers, the CUSIP number of one or more global notes representing the Securities (collectively, the “Global Notes”) and a paragraph explaining the transfer restrictions for the Global Notes in more detail, substantially in the form attached as Attachment B to the Procedures Memorandum.

(e) The Issuer shall verify with the CUSIP Bureau that the confirmations relating to trades of the Securities sold in reliance on Rule 144A contain a CUSIP number which has a fixed field attached thereto containing “Section 3(c)(7)” and “Rule 144A” indicators.

(f) Forced Sale or Redemption for Non-QIBs/QPs. The Issuer has the right under the Indenture to require any holder of a Security (or beneficial interest therein) that is a U.S. person and is determined not to have been both (i) a QIB and (ii) a QP at the time of acquisition of such Security or is otherwise determined to be in breach, at the time given, of any of the representations and agreements contained in the Offering Memorandum under “Transfer Restrictions” to transfer such Security (or beneficial interest therein) to a transferee acceptable to the Issuer who is able to and who does make all of the representations and agreements set forth in the Offering Memorandum under “Transfer Restrictions” or redeem such Security (or beneficial interest therein) on specified terms. Pending such transfer or redemption, such holder will be deemed not to be the holder of such Security for any purpose, including but not limited to receipt of interest and principal payments on such Security, and such holder will be deemed to have no interest whatsoever in such Security except as otherwise required to sell or redeem its interest therein.

(g) Legends. The Issuer will not remove the legends or portion thereof relating to Section 3(c)(7) of the Investment Company Act described in the Preliminary Offering Memorandum and the Offering Memorandum and the Indenture from the Securities sold in reliance on Rule 144A so long as the Issuer is relying on the exemption from registration under the Investment Company Act provided by Section 3(c)(7) thereof.

(h) Participant Directed Employee Plans. The Issuer and the Subsidiary Guarantors will not offer the Securities in its own or any affiliated participant-directed employee plan.